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                                                                    EXHIBIT 23.5

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the use in this Registration Statement on Form S-4 of United States Steel LLC of our reports dated February 7, 2001 relating to the combined financial statements of United States Steel and the consolidated financial statements of USX Corporation, which appear in such Registration Statement. We also consent to the incorporation by reference in this Registration Statement on Form S-4 of United States Steel LLC of our reports dated February 7, 2001 relating to the Consolidated Financial Statements and Financial Statement Schedule of USX Corporation, the Financial Statements of the Marathon Group, and the Financial Statements of the U.S. Steel Group, which appear in the USX Corporation's 2000 Annual Report to Shareholders, which is included in its Annual Report on Form 10-K/A for the year ended December 31, 2000. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Pittsburgh, PA  15219-2974
September 20, 2001